Exhibit 16.2
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read TBX Resources Inc.’s statements incuded under Item 4.01 of its Form 8-K/A for April 25, 2007, and we agree with such statements concerning our firm.
Hein & Assoicates LLP
April 25, 2007